SECRETARY OF STATE
[STATE SEAL]
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MOTION PICTURE HALL OF FAME, INC. did on March 2, 2000, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on MARCH 2, 2000.

By:	/s/ Dean Heller
Dean Heller
Secretary of State

By:	/s/ Kamboh Bhardwaj
Kamboh Bhardwaj
Certification Clerk

[SEAL]

Exhibit 3(i)
Page 1 of 4 Pages

FILED #C5768-00 OCT 17 2003 IN THE OFFICE OF /s/ Dean Heller DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment No. 1 to
Articles of Incorporation of
Motion Picture Hall of Fame, Inc.

1.   Name of Corporation: Motion Picture Hall of Fame, Inc.

2.   Article IV has been amended to now be as follows:

ARTICLE IV
Capitalization

The total authorized capital stock of the corporation shall be 50,000,000 shares of common stock with each share having a $0.001 par value, non-preemptible and non-assessable. Effective the date of filing of this Amendment No. 1 to the corporation’s Articles of Incorporation, each ten shares of the then outstanding 12,558,500 shares of par value $0.0001 common stock shall be consolidated into one share of common stock, par value $0.001. What would be fractional shares shall be rounded up or down to the nearest whole number.

3.            The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the  voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment is: 9,102,500.

4.  Officer Signature:

By: /s/Robert Alexander
Robert Alexander, President

Exhibit 3(i)
Page 2 of 4 Pages

FILED #C5768-00 MAR 02 2000 IN THE OFFICE OF /s/ Dean Heller DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
MOTION PICTURE HALL OF FAME, INC.

ARTICLE I
Name of Corporation

The name of the corporation is MOTION PICTURE HALL OF FAME, INC.

ARTICLE II
Resident Agent

The Resident Agent of the corporation is CORPORATE SERVICES GROUP, LLC, 723 So. Casino Center Blvd., 2nd Floor, Las Vegas, Clark County, Nevada 89101-6716 (Mailing address: P. O. Box 7346, Las Vegas, NV 89125-2346).

ARTICLE III
Purpose

The corporation may engage in any lawful activity.

ARTICLE IV
Capitalization

The total authorized capital stock of the corporation is 50,000,000 shares of common stock with each share having a $0.0001 par value, non-preemptible, non-assessable.

ARTICLE V
Board of Directors

The governing board of the corporation shall consist of not less than one (1) nor more than nine (9) directors. At all elections of directors each stockholder is entitled to one vote for each share of his stock for each of the directors to be elected. He may cast all of his votes for a single director or may distribute them among the number to be voted for. The first Board of Directors shall consist of one person: Stephen G. Godwin, 723 So. Casino Center Blvd., Las Vegas, NV 89101-6716.

Exhibit 3(i)
Page 3 of 4 Pages

ARTICLE VI
Liability

No director, officer or stockholder of the corporation shall be held personally liable for damages for breach of fiduciary duty as a director or officer except the intentional misconduct, fraud, a knowing violation of law or the payment of distributions in violation of NRS 78-300.

ARTICLE VII
Amendments

These articles may be amended by the directors and stockholders in the manner provided by law.

ARTICLE VIII
Incorporators

The Incorporator of the Corporation is Judy Ries, 723 So. Casino Center Blvd., 2nd Floor, Las Vegas, Nevada 89101-6716.

Date: 2 March 2000	By:	/s/ Judy Ries
Judy Ries
Incorporator

CERTIFICATE OF ACCEPTANCE OF
APPOINTMENT BY RESIDENT AGENT

I certify that CORPORATE SERVICES GROUP, LLC accepts appointment as Resident Agent of MOTION PICTURE HALL OF FAME, INC.

CORPORATE SERVICES GROUP, LLC
Date: 2 March 2000 at Las Vegas, Nevada	By:	/s/ Judy Ries
Judy Ries
Assistant Manager

Exhibit 3(i)
Page 4 of 4 Pages